EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lee Tong Tai, the Chief Executive Officer and Chief Financial Officer, of Hubei Minkang Pharmaceutical Ltd. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-K for the year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 15, 2014	By:	/s/ Le Tong Tai
Lee Tong Tai
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hubei Minkang Pharmaceutical Ltd. and will be retained by Hubei Minkang Pharmaceutical Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.